Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
2440 Mall Drive – Charleston, S.C. 29406
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President/Investor Relations and Corporate Secretary
(843) 529-5931 / (843) 729-7005
dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC. CEO AND CFO TO PRESENT AT
KEEFE, BRUYETTE & WOODS 11th ANNUAL
 COMMUNITY BANK INVESTOR CONFERENCE

Charleston, South Carolina (July 21, 2010) First Financial Holdings, Inc. (NASDAQ GSM: FFCH) (“First Financial” or “Company”) CEO R. Wayne Hall and CFO Blaise B. Bettendorf will present at the Keefe, Bruyette & Woods 11th Annual Community Bank Investor Conference on Wednesday, July 28, 2010 at 2:30 p.m. E.D.T.  You may access the live webcast via a link on the Company’s website at www.firstfinancialholdings.com.  The presentation will also be available on the Company’s website through October 31, 2010.  This updated presentation will be used throughout the quarter as we meet with current and potential investors.

First Financial is the holding company for First Federal Savings and Loan Association of Charleston, which operates 65 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender counties in coastal North Carolina offering banking, trust and pension administration services.  The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.  In addition, the Company provides retirement plan consulting and administrative services through First Southeast 401(k) Fiduciaries, Inc.  For additional information, please visit our website at www.firstfinancialholdings.com.